MDU RESOURCES GROUP, INC.

Certificate of Amendment
of
Restated Certificate of Incorporation

MDU Resources Group, Inc., a corporation duly organized and existing under the laws of the State of Delaware (the “Company”), hereby certifies as follows:

1. That the Board of Directors of the Company, at a meeting duly convened and held on November 16, 2006, adopted proposed amendments to Article FOURTH and Article THIRTEENTH to the Restated Certificate of Incorporation of the Company, as heretofore amended, declaring the advisability of each amendment, and directing that said proposed amendments to Article FOURTH and Article THIRTEENTH be considered at the next annual meeting of the Company by the stockholders entitled to vote in respect thereof, such amendments being set forth in the Company's Proxy Statement for the 2007 Annual Meeting of Stockholders as follows:

RESOLVED, that the Board of Directors of MDU Resources Group, Inc. hereby declares it advisable:

(A) That the number of shares of Common Stock which the Company is authorized to issue be increased from 250,000,000 shares of Common Stock with the par value of $1.00 per share, to 500,000,000 shares with the par value of $1.00 per share, effective at the close of business on the date on which the appropriate Certificate of Amendment to the Company’s Restated Certificate of Incorporation is filed in the office of the Secretary of State of the State of Delaware;

(B) That, in order to effect the foregoing, the Restated Certificate of Incorporation of the Company, as heretofore amended, be further amended by deleting the first paragraph of Article FOURTH, and by inserting in place thereof a new first paragraph of said Article FOURTH to read as follows:

FOURTH. The total number of shares of stock which the Corporation shall have authority to issue is Five Hundred Two Million (502,000,000) divided into four classes, namely, Preferred Stock, Preferred Stock A, Preference Stock, and Common Stock. The total number of shares of such Preferred Stock authorized is Five Hundred Thousand (500,000) shares of the par value of One Hundred Dollars ($100) per share (hereinafter called the “Preferred Stock”) amounting in the aggregate to Fifty Million Dollars ($50,000,000). The total number of shares of such Preferred Stock A authorized is One Million (1,000,000) shares without par value (hereinafter called the “Preferred Stock A”). The total number of shares of such Preference Stock authorized is Five Hundred Thousand (500,000) shares without par value (hereinafter called the “Preference Stock”). The total number of shares of such Common Stock authorized is Five Hundred Million (500,000,000) of the par value of One and no/100 Dollars ($1.00) per share (hereinafter called the “Common Stock”), amounting in the aggregate to Five Hundred Million Dollars ($500,000,000).

FURTHER RESOLVED, that the Board of Directors hereby directs that this resolution and above proposed amendments be attached as an exhibit to the proxy statement for the Company’s next Annual or Special Meeting of Stockholders for consideration by the Stockholders entitled to vote in respect thereof.

* * * * * * * * * * * *

RESOLVED, that the Board of Directors of MDU Resources Group, Inc. hereby declares it advisable:

(A) That the Board of Directors of the Company be declassified and the members of the Board of Directors be elected annually, effective at the close of business on the date on which the appropriate Certificate of Amendment to the Company’s Restated Certificate of Incorporation is filed in the office of the Secretary of State of the State of Delaware;

(B) That, in order to effect the foregoing, the Restated Certificate of Incorporation of the Company, as heretofore amended, be further amended by amending Article THIRTEENTH to read as follows:

THIRTEENTH. (a) The business and affairs of the Corporation shall be managed by the Board of Directors consisting of not less than six nor more than fifteen persons. The exact number of directors within the limitations specified in the preceding sentence shall be fixed from time to time by the Board of Directors pursuant to a resolution adopted by two-thirds of the Continuing Directors. The directors need not be elected by ballot unless required by the By-Laws of the Corporation.

At each annual meeting of stockholders, the directors shall be elected for terms expiring at the next annual meeting of stockholders; provided, however, that each director elected at the annual meetings of stockholders held in 2005, 2006 and 2007 shall serve for the full three-year term to which such director was elected. Each director shall hold office for the term for which he is elected or appointed and until his successor shall be elected and qualified or until his death, or until he shall resign or be removed.

In the event of any increase or decrease in the authorized number of directors, each director then serving as such shall nevertheless continue as director until the expiration of his current term, or his earlier resignation, removal from office or death.

(b) Newly created directorships resulting from any increase in the authorized number of directors or any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled by a two-thirds vote of the Continuing Directors then in office, or a sole remaining director, although less than a quorum, and directors so chosen shall hold office for a term expiring at the next annual meeting of stockholders. If one or more directors shall resign from the Board effective as of a future date, such vacancy or vacancies shall be filled pursuant to the provisions hereof, and such new directorship(s) shall become effective when such resignation or resignations shall become effective, and each director so chosen shall hold office for a term expiring at the next annual meeting of stockholders.

(c) Any director or the entire Board of Directors may be removed; however, such removal must be for cause and must be approved as set forth in this Section. Except as may otherwise be provided by law, cause for removal shall be construed to exist only if: (i) the director whose removal is proposed has been convicted, or where a director was granted immunity to testify where another has been convicted, of a felony by a court of competent jurisdiction and such conviction is no longer subject to direct appeal; (ii) such director has been grossly negligent in the performance of his duties to the Corporation; or (iii) such director has been adjudicated by a court of competent jurisdiction to be mentally incompetent, which mental incompetency directly affects his ability as a director of the Corporation, and such adjudication is no longer subject to direct appeal.

Removal for cause, as cause is defined above, must be approved by at least a majority vote of the shares of the Corporation then entitled to be voted at an election for that director, and the action for removal must be brought within three months of such conviction or adjudication.

Notwithstanding the foregoing, and except as otherwise provided by law, in the event that Preferred Stock of the Corporation is issued and holders of any one or more series of such Preferred Stock are entitled, voting separately as a class, to elect one or more directors of the Corporation to serve for such terms as set forth in the Certificate of Incorporation, the provisions of this Article THIRTEENTH, Section (c), shall also apply, in respect to the removal of a director or directors so elected to the vote of the holders of the outstanding shares of that class and not to the vote of the outstanding shares as a whole.

(d) Any directors elected pursuant to special voting rights of one or more series of Preferred Stock, voting as a class, shall be excluded from, and for no purpose be counted in, the scope and operation of the foregoing provisions, unless expressly stated.

FURTHER RESOLVED, that the Board of Directors hereby directs that this resolution and above proposed amendment be attached as an exhibit to the proxy statement for the Company’s next Annual or Special Meeting of Stockholders for consideration by the Stockholders entitled to vote in respect thereof.

The resolutions were attached as Exhibits A and B to the Company's Proxy Statement for the 2007 Annual Meeting of Stockholders, and the body of the Proxy Statement contained a discussion of the proposed amendments.

2. That thereafter, on April 24, 2007, at 11:00 a.m., in accordance with the Bylaws of the Company, and upon notice given in accordance with the laws of the State of Delaware and said Bylaws, the Annual Meeting of Stockholders of the Company was held, and there were present at such meeting, in person or by proxy, the holders of more than a majority of the shares of Common Stock of the Company outstanding and entitled to vote, constituting a quorum of said stockholders.

3. That at said Annual Meeting of Stockholders, the proposals to amend Article FOURTH and Article THIRTEENTH of the Restated Certificate of Incorporation, as heretofore amended, were presented for consideration, and separate votes of the holders of the outstanding shares of Common Stock, voting in person or by proxy, were taken for and against each of the proposed amendments. The necessary number of shares as required by statute or the Restated Certificate of Incorporation voted in favor of the proposals to amend Article FOURTH and Article THIRTEENTH to the Restated Certificate of Incorporation, as heretofore amended.

4. That said amendments to the Restated Certificate of Incorporation of MDU Resources Group, Inc. as hereinbefore set forth have been therefore duly adopted in accordance with the provisions of Section 242 of the General Corporation Laws of the State of Delaware.

IN WITNESS WHEREOF, MDU Resources Group, Inc. has caused its corporate seal to be hereunto affixed, and this Certificate to be signed by authorized officers, on April 24, 2007.

                                        MDU RESOURCES GROUP, INC.

ATTEST:

/s/ PAUL K. SANDNESS                  By: /s/ TERRY D. HILDESTAD
Paul K. Sandness                         Terry D. Hildestad
Secretary                            President and Chief Executive Officer

(SEAL)